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                                                                    EXHIBIT 15.1


                 INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S
                             ACKNOWLEDGEMENT LETTER


November 3, 2004



To the Board of Directors and Shareholders of Cal Dive International, Inc.:

We are aware of the incorporation by reference in the Registration Statements (Form S-3 (333-103451) and Forms S-8 (333-58817, 333-50289 and 333-50205)) of
Cal Dive International, Inc. of our report dated November 3, 2004, relating to the unaudited condensed consolidated interim financial statements of Cal Dive International, Inc. that are included in its Form 10-Q for the quarter ended September 30, 2004.


Very truly yours,

/s/ ERNST & YOUNG LLP

Houston, Texas